Exhibit 99.1

Filed by Microsemi Corporation

Pursuant to Rule 425 under the Securities Act of 1933, as amended

Registration No. 333-130655

Acquiring Company: Microsemi Corporation (000-08866)

Subject Company: Advanced Power Technology, Inc. (001-16047)

FINANCIAL CONTACT: David R. Sonksen Executive Vice President and CFO Tel: (949) 221-7101 EDITORIAL CONTACT: Cliff Silver Manager, Corporate Communications Tel: (949) 221-7112

Microsemi’s Acquisition of APT Expected to Close on

April 28, 2006

IRVINE, Calif. — (PrimeZone) — March 28, 2006 — Microsemi Corporation (NASDAQ: MSCC), and Advanced Power Technology, Inc. (“APT”, NASDAQ:APTI) today announced they have received all regulatory clearances necessary to complete Microsemi’s pending acquisition of APT. The companies expect to receive approval of APT stockholders on April 27, 2006 and to close the transaction on April 28, 2006.

On November 2, 2005 Microsemi announced a definitive agreement to acquire APT in a stock and cash transaction. Under the terms of the agreement, each APT stockholder will receive $2.00 per share in cash and 0.435 shares of Microsemi common stock for each share of APT common stock.

Microsemi will discuss the combined Company’s fiscal 2006 outlook with the financial community on Thursday, April 27, 2006 as part of its second quarter earnings conference call, scheduled for 1:45 pm Pacific Time that day.

About Microsemi Corporation

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves included implantable medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

About Advanced Power Technology, Inc.

APT is a leading supplier of power semiconductors for RF, microwave, linear, and Switch mode applications. Apt is headquartered in Bend, Oregon and has operations and offices in North America, France, and China. For additional information on Advanced Power Technology, visit its Web site at www.advancedpower.com.

About the Acquisition

For the acquisition of APT to which the above communication relates, Microsemi Corporation has filed with the SEC a registration statement on Form S-4 on March 23, 2006 and a related prospectus on March 28, 2006. You should read the prospectus and that registration statement and other documents Microsemi has filed with the SEC for more complete information about Microsemi and this transaction. You also should read documents APT has filed with the SEC for more complete information about APT. You may get these documents for free by visiting EDGAR on the SEC Web Site at www.sec.gov. Alternatively, you may request that Microsemi send you the prospectus for free by calling 949-221-7101.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of plans, beliefs, or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, in the hiring and retention of qualified personnel in a competitive labor market, of acquiring and integrating new operations or assets, or in closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, or regarding rapidly changing technology and product obsolescence, difficulties predicting the timing and costs of plant closures, the potential inability to realize cost savings or productivity gains or other impediments to improving capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, unexpected results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, inventory adjustments by customers, customer order cancellations, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential adverse business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, travel disruptions, embargoes, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters, other regulatory matters, or any matters involving litigation, arbitration, or investigation, difficulties and costs imposed by law, including Section 404 of the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and subsequent Form 10-Q Reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi’s future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.